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                                                                    EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm



The Board of Directors
Deckers Outdoor Corporation:


We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-113237 and 333-120717) and Form S-8 (No.333-82538 and
333-47097) of Deckers Outdoor Corporation of our reports dated March 11, 2005, with respect to the consolidated balance sheets of Deckers Outdoor Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows, for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Deckers Outdoor Corporation. Our report on the consolidated financial statements and schedule refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.


                                  /s/ KPMG LLP

Los Angeles, California
March 16, 2005